Exhibit 99.1

VIASPACE Leveraging ‘SHINE’ Technology to Develop Significant Potential in Commercial, Defense and
Homeland Security Sectors

PASADENA, CA—February 14, 2007—VIASPACE Inc. (OTCBB: VSPC), a company commercializing proven technologies from NASA and the US Department of Defense, today announced that the company has made significant strides leveraging its ‘SHINE’ expert system technology licensed from Caltech to pursue major opportunities in the commercial, defense, and homeland security sectors. To penetrate the growing market for maritime container screening, port security, automated threat detection, real-time sensor fusion and embedded diagnostics/prognostics applications, VIASPACE Security is identifying and developing relationships with potential new customers, adding staff and resources to its SHINE-based development efforts, executing on its contract with L-3 Communications for the US Department of Homeland Security’s Advanced Container Security Device project, and teaming with Raytheon Company’s Network Centric Systems on security and surveillance applications.

VIASPACE has an exclusive license from Caltech to commercialize SHINE technology for most major applications including container security, diagnostics/prognostics, sensor fusion and homeland defense. SHINE is a real-time inference engine and software platform originally developed by NASA’s Jet Propulsion Laboratory for space flight operations, and is used in several NASA applications including the Mars Exploration Rover and Spacecraft Health Automatic Reasoning Pilot (SHARP) program. It recently received the prestigious NASA Space Act Award. Wholly owned subsidiary VIASPACE Security Inc. is leveraging the technology along with its own development efforts to deliver high performance, real-time inference and sensor data fusion-based technologies, products and services. Sensor fusion combines large volumes of data, observations, and inferences derived from multiple sources and sensors to generate reliable decision-support information in critical applications where speed, accuracy and ease of deployment are crucial.

VIASPACE is actively pursuing new business for its SHINE-based technology solutions. The company is currently targeting potential customers in both the defense and private sector, responding to inquiries, and meeting with government agencies, defense contractors and systems integrators. The company is also adding key engineering staff and resources to ramp up its ability to meet the anticipated demand for SHINE-based products and applications.

Dr. Carl Kukkonen, CEO of VIASPACE, commented: “SHINE can process over 200 million rules per second on desktop class computer processors. This real-time performance and an executable size small enough to be deployed on a chip enables an entirely new class of applications that up until now were considered to be prohibitively expensive and difficult. Based on what we believe is tremendous potential for market acceptance and the favorable response we have received to date, we are thrilled to be moving forward with the identification and development of commercial opportunities.”

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory.

For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.